SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                              [X]
Filed by Party other than the Registrant         [ ]

Check the appropriate box:
  [ ]  Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2)
  [X]  Definitive Proxy Statement
  [ ]  Definitive Additional Materials
  [ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                          Boddie-Noell Properties, Inc.



Payment of Filing Fee (Check the appropriate box):
  [X]    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
         Item 22(a)(2) of Schedule 14A.
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  1)     Title of each class of securities to which transaction applies:
  2)     Aggregate number of securities to which transaction applies:
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
  4)     Proposed maximum aggregate value of transaction:
  5)     Total fee paid:

  [ ]    Fee paid previously with preliminary materials

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)     Amount Previously Paid:
  2)     Form, Schedule or Registration Statement No.:
  3)     Filing Party:
  4)     Date Filed:

BODDIE-NOELL PROPERTIES, INC.
- -------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367







April 18, 1996






Dear Shareholder:

         You are cordially invited to attend the Company's annual meeting on Thursday, May 23, 1996. The meeting will begin promptly at 11:00 a.m. at 301 South College Street (One First Union Center), Charlotte, North Carolina, in the 27th Floor Conference Room.

         The official notice of meeting, proxy statement and form of proxy are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

         The Company relies on all shareholders to promptly execute and return their proxies in order to avoid costly proxy solicitation. Accordingly, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope (which requires no postage if mailed in the United States). If you attend the annual meeting, as we hope you do, you may withdraw your proxy at the meeting and vote your shares in person from the floor. Your vote is important.


                                        Sincerely yours,

                                        BODDIE-NOELL PROPERTIES, INC.

                                        /s/ D. Scott Wilkerson


                                        D. Scott Wilkerson
                                        President and Chief Executive Officer

BODDIE-NOELL PROPERTIES, INC.
- ------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 23, 1996



         The annual meeting of shareholders of Boddie-Noell Properties, Inc. will be held at 301 South College Street (One First Union Center), Charlotte, North Carolina, in the 27th Floor Conference Room, on Thursday, May 23, 1996, at 11:00 a.m., for the following purposes:

    1.  To elect five directors.

    2. To transact such other business that may properly come before the meeting or any adjournments thereof.

         Pursuant to the Delaware General Corporation Law and provisions of the Company's bylaws, April 11, 1996, has been fixed as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting, and accordingly, only such persons as are holders of record of Common Stock at the close of business on such date will be entitled to notice of, and to vote at, such meeting and any adjournments thereof.

         You are invited to attend this meeting. In the event you are unable to attend, please sign, date and return the accompanying proxy promptly so that your shares may be represented and voted at the meeting. If you desire to vote at the meeting in person, you may revoke your proxy at that time. In the meantime, the prompt return of your proxy, dated and signed, will ensure the presence of a quorum at the meeting. A return envelope is enclosed for your convenience.


                                   By Order of the Board of Directors,


                                   /s/ Philip S. Payne


                                   Philip S. Payne
                                   Executive Vice President, Treasurer, and
                                   Chief Financial Officer


Date:  April 18, 1996

BODDIE-NOELL PROPERTIES, INC.
- ------------------------------------------------------------------------------
3710 One First Union Center, Charlotte, NC  28202-6032, Telephone 704/333-1367





               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                             to be held May 23, 1996

April 18, 1996

         This proxy statement is furnished to the shareholders of Boddie-Noell Properties, Inc. ("the Company") in connection with the solicitation by the Board of Directors of proxies for use at the annual meeting of shareholders (the "Meeting") to be held on Thursday, May 23, 1996. The Meeting will be held at 11:00 a.m. at 301 South College Street (One First Union Center), Charlotte, North Carolina, in the 27th Floor Conference Room. It is anticipated that the proxy, proxy statement and notice of meeting will be mailed to shareholders on April 18, 1996.

         This proxy solicitation is made by the Board of Directors of the Company (the "Board of Directors"). In addition to the use of mails, proxies may be solicited by personal interview, telephone or telegraph, by directors or officers of the Company and certain independent solicitation agents as discussed below. The Company has retained Corporate Communications, Inc. and First Union National Bank (the "Consultants") to assist in the process of identifying and contacting shareholders for the purpose of soliciting proxies. The entire expense of engaging the services of the Consultants to assist in proxy solicitation is projected to be approximately $3,500, exclusive of certain other fees paid to First Union National Bank in connection with the operation of the Meeting. All costs of solicitation will be borne by the Company.

         Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the secretary of the Company or by voting in person at the meeting. Consequently, execution of the proxy will not in any way affect a shareholder's right to attend the meeting, revoke his or her proxy, and vote in person.

         Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the proposal to be voted upon at the Meeting as set forth in the formal notice attached and as described in this proxy statement.

         Holders of record of shares of common stock (the "Common Stock") of the Company as of the close of business on the record date, April 11, 1996, are entitled to receive notice of, and to vote at, the meeting. At the close of business on April 11, 1996, 3,016,740 shares of Common Stock were issued and outstanding. A shareholder of record on the record date is entitled to one vote for each share then held. The holders, present in person or by proxy, of a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Meeting will constitute a quorum.

         Shares represented by proxies that reflect abstention or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the voting shares of Common Stock present and entitled to vote, in person or by proxy, at the Meeting. Accordingly, abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving the most votes. Other proposals to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote on such proposals. Abstentions as to such proposals will have the same effect as votes against such proposals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals and will not be counted as votes for or against such proposals. No appraisal or dissenters' rights are available with respect to any matters to be voted upon at the Meeting.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

Pursuant to the Certificate of Incorporation and Article III of the Company's bylaws, the Board of Directors consists of five directors, whose terms of office expire annually. At each annual meeting the shareholders shall elect directors to hold office until the next annual meeting. Those directors whose terms expire at the 1996 annual meeting of shareholders, or until their successors are elected and qualified, are B. Mayo Boddie, Nicholas B. Boddie, William H. Stanley, Richard A. Urquhart, Jr. and Donald R. Pesta, Jr., all of whom have been nominated for election at the Meeting as directors to hold office until the 1997 annual meeting of shareholders and until their successors are elected and qualified.

The Board of Directors of the Company recommends a vote FOR B. Mayo Boddie, Nicholas B. Boddie, William H. Stanley, Richard A. Urquhart, Jr. and Donald R. Pesta, Jr. as directors to hold office until the 1997 annual meeting of shareholders and until their successors are elected and qualified. Should any of these persons become unable to accept nomination or election, which management has no reason to expect, it is the intention of the persons appointed as proxy agents in the enclosed proxy to vote for the substitute in each case.

Set forth below is a listing and brief biography of each of the five persons nominated for election to the Board of Directors. With the exception of Mr. Pesta, all of the directors have served in that capacity since the Company's formation in 1987. Mr. Pesta was elected by the Board of Directors in January 1996 to complete the term of James B. Powers, who passed away in December 1995.

- ------------------------------- ---------- ------------------------------------
         Name                       Age                 Position
- ------------------------------- ---------- ------------------------------------
B. Mayo Boddie                       66    Chairman of the Board, Director
Nicholas B. Boddie                   68    Vice Chairman, Director
William H. Stanley                   70    Director
Richard A. Urquhart, Jr.             77    Director
Donald R. Pesta, Jr.                 42    Director

- ------------------------------- ---------- ------------------------------------

B. Mayo Boddie - Chairman of the Board of Directors. Mr. Boddie was a founder of the Company and a co-founder of Boddie-Noell Enterprises, Inc. ("BNE") in 1961 and serves as chairman of the board of both companies. Mr. Boddie served as chief executive officer of the Company from its inception until April 1995. Mr. Boddie serves as a director of First Union National Bank of North Carolina, Factory Stores of America, which is a publicly traded REIT, North Carolina Wesleyan College, and the East Carolina Council of Boy Scouts of America, is a member of the board of visitors of the Kenan-Flagler Business School (University of North Carolina at Chapel Hill) and is president of the Rocky Mount Chamber of Commerce. He attended the University of North Carolina at Chapel Hill.

Nicholas B. Boddie - Vice Chairman and Director. Mr. Boddie was a co-founder of BNE in 1961 and is currently vice-chairman and a director of that company. He is a director of First Union National Bank of Rocky Mount, Lake Waccamaw Boys and Girls Home of North Carolina, East Carolina Council of Boy Scouts and Rocky Mount Junior Achievement. Mr. Boddie attended the University of North Carolina at Chapel Hill. He is the brother of B. Mayo Boddie.

William H. Stanley - Director. Mr. Stanley is retired from the position of chairman of the board of Peoples Bank and Trust Company, Rocky Mount, North Carolina, which he held from 1975 to 1985 and chairman of the board and chief executive officer of Peoples Bank Corporation from 1982 to 1985. Mr. Stanley graduated from Rutgers Graduate School of Banking in 1955.

Richard A. Urquhart, Jr. - Director. Mr. Urquhart is a retired certified public accountant, and was a partner in the public accounting firm of KPMG Peat Marwick. Mr. Urquhart is also a former chairman of the board of trustees of Rex Hospital, Raleigh, North Carolina and is a former director of Golden Corral Restaurant Real Estate Investment Trust. Mr. Urquhart received a B.S. degree in commerce from the University of North Carolina at Chapel Hill in 1939.

Donald R. Pesta, Jr. - Director. Mr. Pesta is a practicing certified public accountant with extensive experience in real estate related matters. In addition, he holds a law degree from Ohio Northern University. Mr. Pesta is the founding partner of the Charlotte, North Carolina, based accounting firm of Pesta, Finnie & Associates. Prior to forming Pesta, Finnie, he was a tax partner with the accounting firm of Arthur Andersen LLP where he was coordinator of Carolinas real estate practice and a member of the firmwide real estate industry executive team.

Mr. Stanley, Mr. Urquhart, and Mr. Pesta are, and are standing for re-election as, independent directors of the Company. Under the Company's Certificate of Incorporation, a majority of the directors must be independent.

Committees of the Board of Directors; Meetings

The audit committee consists of Messrs. Stanley (Chairman), Urquhart, and Pesta. The committee recommends to the Board of Directors the engagement of the independent public accountants of the Company and reviews with the independent public accountants the scope and results of the Company's audits and the Company's internal accounting controls. During 1995 the audit committee held two meetings.

The management compensation committee consists of the Company's three independent directors and Douglas E. Anderson, who is a non-compensated officer of the Company. The committee is responsible for ensuring that a proper system of short-and long-term compensation is in place to provide performance-oriented incentives to management. During 1995 the management compensation committee held two meetings.

The Board of Directors met eight times during the year ended December 31, 1995.

Compensation of Directors

The Company pays directors' fees to each director who is not an officer of the Company or BNE. During the year ended December 31, 1995, Mr. William H. Stanley and Mr. Richard A. Urquhart, Jr. were each paid an annual retainer of $10,000 plus fees of $5,450 for attendance at seven board meetings, $200 for one board meeting by telephone, and $600 for attendance at two committee meetings. Mr. James B. Powers was paid an annual retainer of $10,000 plus fees of $3,850 for attendance at five board meetings. Mr. B. Mayo Boddie and Mr. Nicholas B. Boddie did not receive any compensation.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation of the Company's chief executive officer and the executive officers whose salaries and bonuses exceed $100,000 per year on an annual basis (the "Named Executive Officers") for the three years ended December 31, 1995.

                           Summary Compensation Table

- -----------------------------------------------------------------------------------------------------------------------------
                                                                                                               Long-Term
                                                              Annual Compensation                            Compensation
                                                              -------------------            All Other       ------------
           Name and Principal Position              Year     Salary            Bonus        Compensation      Options (#)
- -----------------------------------------------------------------------------------------------------------------------------
B. Mayo Boddie, Chairman of the                     1995            $0                $0             $0                  0
Board of Directors (1)                              1994             0                 0              0                  0
                                                    1993             0                 0              0                  0

D. Scott Wilkerson, President and                   1995      $121,800           $25,000             $0                  0
Chief Executive Officer (2)                         1994        27,693                 0              0             50,000
                                                    1993           n/a               n/a            n/a                n/a

Philip S. Payne, Executive Vice President,          1995      $121,800           $20,000             $0                  0
Treasurer and Chief Financial Officer (3)           1994        27,693                 0              0             50,000
                                                    1993           n/a               n/a            n/a                n/a

- -----------------------------------------------------------------------------------------------------------------------------

(1) Mr. Boddie also served in the capacity of chief executive officer from the Company's formation until April 1995. (2) Mr. Wilkerson was named president effective October 1, 1994 , and was named chief executive officer in April 1995. 1994 compensation shown on the table reflects actual payments made during the period October 1 through December 31, 1994. (3) Mr. Payne was named executive vice president and chief financial officer effective October 1, 1994, and was named treasurer in April 1995. 1994 compensation shown on the table reflects actual payments made during the period October 1 through December 31, 1994.

There were no grants or exercises of stock options during the fiscal year ending December 31, 1995. The following table sets forth information with respect to options held by the Named Executive Officers at December 31, 1995.

                          Fiscal Year-End Option Values

- -------------------------------------------------------------------------------------------------------------
                                       Number of Securities
                                      Underlying Unexercised           Value of Unexercised In-the-Money
                                    Options at Fiscal Year End             Options at Fiscal Year End
         Name                       Exercisable/Unexercisable            Exercisable/Unexercisable (1)
- -------------------------------------------------------------------------------------------------------------
B. Mayo Boddie                              0                  0                   $0                  $0

D. Scott Wilkerson (2)                 12,500             37,500                   $0                  $0

Philip S. Payne (2)                    12,500             37,500                   $0                  $0

- -------------------------------------------------------------------------------------------------------------

(1) Based on a closing price of $12.50 per share of Common Stock on December 31, 1995. During the year ended December 31, 1995, the Company made no adjustments or amendments to the exercise price of stock options granted in 1994 at $13.75 per share. In January 1996, the Board of Directors authorized repricing of these options to $12.50 per share, the market price as of January 9, 1996. (2) Options were granted in 1994 and vest at 12,500 shares per year over a four-year period beginning October 1995 and ending October 1998.

Employment  Contracts  and  Termination  of  Employment  and   Change-in-Control
Arrangements

In October 1994, the Company entered into substantially identical employment agreements with D. Scott Wilkerson (president) and Philip S. Payne (executive vice president). These three-year agreements, subject to automatic renewal for additional three-year periods, provide for initial annual base salaries of $120,000 and participation in an incentive compensation plan to be established by the Company. The agreements provide for severance payments equal to base salary for the period ending the earlier of March 1, 1998 or 12 months from the date of termination in the event of termination without cause, or base salary for the period ending the later of October 1, 1997 or six months from the date of termination in the event of change in control of the Company.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was or is a paid officer or employee of the Company.

Board Compensation Committee Report on Executive Compensation

This report is provided by the management compensation committee of the Board of Directors (the "Committee") to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of the Company's executive officers.

The Committee is responsible for establishing and administering the Company's executive compensation plan. It is made up of the Company's three outside directors and Douglas E. Anderson, who is a non-compensated officer of the Company.

Prior to the acquisition of BT Venture Corporation ("BTVC") the Company had no paid officers or employees. Upon the acquisition of BTVC, the executive officers of BTVC became the executive officers of the Company with the terms and conditions of their employment remaining substantially the same as those that were in place with BTVC.

The Committee continues its efforts to develop a comprehensive compensation plan for its executive officers. The Committee believes that compensation of the Company's executive officers should link rewards to business results and shareholder returns; encourage creation of shareholder value and achievement of strategic objectives; maintain an appropriate balance between base salary and short- and long-term incentive opportunity; attract and retain, on a long-term basis, high caliber personnel; and provide total compensation opportunity that is competitive with other REITs, taking into account relative company size and performance as well as individual responsibilities and performance. It is expected that this plan will consist of three key elements: base pay, short-term incentives and long-term incentives.

Base pay for the Company's executive officers is expected to be in line with that paid by other REITs, taking into account the size of the Company and individual responsibilities and performance, and is reviewed by the Committee annually.

Short-term incentives, generally cash payments, are based on the attainment of certain targeted performance results. Such targets may include measures such as total shareholder return, reported and operating earnings, funds from operations and cash flow. Actual individual awards will depend on assessments of individual and Company success in meeting the specified targets.

Long-term incentives may include a variety of incentives including stock options, stock appreciation rights and direct grants of the Company's stock. The Company, with the approval of its shareholders, adopted a Stock Option and Incentive Plan on August 4, 1994. The Company has reserved 280,000 shares of Common Stock for issuance under the plan. On October 17, 1994, options to purchase 160,000 shares at $13.75 per share (the fair market value of the stock on the grant date) were granted to certain executive officers. The options vest on a schedule of one-fourth of the granted options per year beginning on October 17, 1995. The granted options have a ten-year term. In order to provide a more equitable base for executive incentive compensation, in early 1996 the Committee authorized repricing of the options granted in October 1994 to reflect market value as of January 1996.

1995 Compensation of D. Scott Wilkerson,  President and Chief Executive Officer.
D. Scott Wilkerson became president of the Company on October 1, 1994, and was named chief executive officer in April 1995. Mr. Wilkerson's employment contract provides for base pay of $120,000 per year with provision for short-term incentive compensation of up to 50 percent of base pay. Mr. Wilkerson received 1995 short-term incentive compensation of $25,000 for successful achievement of management's goal of restructuring debt to minimize the Company's exposure to fluctuations in variable interest rates. As long-term incentive compensation, in October 1994 Mr. Wilkerson was granted options to purchase 50,000 shares of Common Stock. The options vest on a schedule of one-fourth of the granted options per year beginning on October 17, 1995. The granted options have a ten-year term.

April 4, 1996                         Management Compensation Committee

                                          Richard A. Urquhart, Jr.
                                          William H. Stanley
                                          Donald R. Pesta, Jr.
                                          Douglas E. Anderson

The foregoing report should not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of April 4, 1996, (i) by each person who is known by the Company to own beneficially more than 5 percent of the Company's Common Stock (none), (ii) by each of the Company's directors, (iii) by each of the Named Executive Officers and (iv) by all directors and executive officers as a group.

- ------------------------------------------------------------------------------------------------
                                                                     Shares Beneficially Owned
                                                                     -------------------------
    Directors, Officers and Five Percent Shareholders                  Number        Percent
- ------------------------------------------------------------------------------------------------
B. Mayo Boddie                                                          89,561         2.9%
Nicholas B. Boddie                                                      84,570         2.8%
Donald R. Pesta, Jr.                                                         0            *
William H. Stanley                                                       3,000            *
Richard A. Urquhart, Jr.                                                   100            *

Philip S. Payne (1)                                                     52,070         1.7%
D. Scott Wilkerson (1)                                                  52,070         1.7%

All directors and executive officers as a group (11 persons)           374,912        12.3%

- ------------------------------------------------------------------------------------------------

* Less than 1 percent.
(1) Number and percent of shares beneficially owned includes exercisable options for 12,500 shares. Messrs. Payne and Wilkerson each own 41 shares (representing in the aggregate a 2.5 percent economic interest) of the Class A (voting) stock of BNP Management, Inc., a subsidiary of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and B. Mayo Boddie and Nicholas B. Boddie.

B. Mayo Boddie, chairman of the Board of Directors, is chairman of the board of directors and chief executive officer of BNE. Nicholas B. Boddie is vice chairman and director of both the Company and BNE. B. Mayo Boddie and Nicholas
B. Boddie (the "Boddies") and certain family members are the sole owners of BNE. The Company leases 47 restaurant properties to BNE. See "The Company and BNE" below.

The Boddies are the sole shareholders and directors of Boddie Investment Company ("BIC"). BIC is the general partner of the various limited partnerships which own nine apartment properties and three shopping centers managed on a fee basis by the Company prior to transfer during 1995 of these management contracts to the Company's unconsolidated subsidiary, BNP Management, Inc. See "The Company and BIC" below.

The Boddies were the sole shareholders and directors of BTVC. On October 1, 1994, the Company acquired BTVC. As a result of the acquisition, the Boddies received substantial consideration comprised of cash, shares of Common Stock and relief from certain debt and contractual and contingent obligations. The contract purchase price for BTVC was $23,112,000 (the "Initial Consideration"). In addition, the Boddies are entitled to receive additional shares of Common Stock valued at up to $1,700,000 (the "Additional Consideration") over a period of up to 14 quarters commencing with the quarter ended December 31, 1994, in the event the Company meets certain performance criteria. The Company, at its election, may make payments of Additional Consideration through the issuance of shares of Common Stock or in cash. In the event the issuance of shares of Common Stock to the Boddies as Additional Consideration would cause the Company to become disqualified as a real estate investment trust ("REIT"), they are required by the master lease to sell any excess shares.

On October 1, 1994, the Company issued a total of 140,990 shares to Messrs. Boddie and Boddie as part of the Initial Consideration. This number of shares was issued based on a preliminary estimate of the outstanding accounts payable, accrued expenses, and tenant security deposits as of September 30, 1994. Upon further review, it was determined that 6,380 shares had been issued in excess of the amount required by the acquisition agreement ("excess shares"). During the fourth quarter of 1994 and in each quarter of 1995, the Company attained the financial targets specified for Additional Consideration. During 1995 the Boddies received Additional Consideration, net of the excess shares previously paid, of Common Stock valued at $332,981 related to fourth quarter, 1994, and first and second quarter, 1995. At December 31, 1995, the Boddies are entitled to Additional Consideration totaling 22,645 shares of Common Stock valued at $283,334 related to third and fourth quarters of 1995. Assuming the maximum amount of Additional Consideration is earned and paid in Common Stock, the Company will issue approximately 100,000 additional shares. This would result in total consideration for the acquisition of BTVC, including the assumption of debt and liabilities, of approximately $24,941,000.

As part of the acquisition, Messrs. Boddie and Boddie have indemnified the Company, subject to certain limitations, against any claim against the Company which inures to the Company as a result of its being the successor-in-interest to BTVC.

B. Mayo Boddie and Nicholas B. Boddie do not receive any compensation from the Company for their services as chairman, vice chairman or directors of the Company.

The Company and BNE

In 1987 the Company purchased 47 existing Hardee's restaurant properties from BNE Realty Partners, Limited Partnership, an affiliate of BNE, for an aggregate purchase price of $43,243,000, or an average purchase price of $920,000 per property. The restaurants are operated by BNE under franchise agreements with Hardee's Food Systems, Inc. Concurrent with the acquisition of the properties, the properties were leased to BNE under a triple net lease ("master lease"). As amended and restated in December 1995, the master lease has a primary term expiring in December 2007, grants BNE three five-year renewal options, and provides for annual rent of the greater of $4,500,000 minimum rent or 9.875 percent of aggregate net sales from restaurant operations on the properties.

For the period ended December 31, 1995, the master lease with BNE resulted in rental income of $4,649,000, or approximately 34 percent of total revenues. BNE is responsible for all taxes, utilities, insurance, maintenance and alteration expenses relating to the operation of the restaurant properties.

BNE had extended to the Company an unsecured revolving line of credit of up to $2,000,000. Draws totaling $1,100,000 were made and repaid in full during 1994. At December 31, 1994, there was no obligation outstanding. In conjunction with modification of the master lease agreement, this line of credit was terminated in December 1995.

With the acquisition of BTVC in October 1994, the Company assumed a note payable to BNE in the amount of $6,100,000. The note bears interest at a floating rate equal to the 30-day LIBOR rate plus 150 basis points capped at 8.0 percent. Payments are interest only and paid quarterly. The note is due in full on May 1, 1999. During 1995, the Company recorded interest on this note to BNE in the amount of $468,000. At December 31, 1995, the effective rate on this note was
7.3 percent.

The Company and BIC

With the acquisition of BTVC, the Company assumed fee management of ten apartment properties and three shopping centers on October 1, 1994. BIC is the general partner of the various limited partnerships which own nine apartment properties and three shopping centers managed by the Company during 1995 prior to transfer of these management contracts to the Company's unconsolidated subsidiary, BNP Management, Inc. For its management services the Company received certain property management and administrative fees (generally 5 percent of apartment revenues collected and 3 percent of shopping center revenues collected) from those limited partnerships. In addition, the Company received reimbursement for certain expenses. During 1995, the Company received management fees of $473,000 and expense reimbursement of $72,000 from those partnerships.

With the acquisition of BTVC in October 1994, the Company assumed a note payable to BIC in the amount of $956,000. The note bears interest at a floating rate equal to the 30-day LIBOR rate plus 150 basis points capped at 8.0 percent. Payments are interest only and paid quarterly. The note is due in full on May 1, 1999. During 1995, the Company recorded interest on this note to BIC in the amount of $73,000. At December 31, 1995, the effective interest rate on this note was 7.3 percent.

                       APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors is currently reviewing competitive proposals for audit and tax advisory services for the year ended December 31, 1996, and no independent public accountant has been selected as of this date.

Arthur Andersen LLP has served as independent auditors of the Company since its commencement of operations. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. Representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.


                            PROPOSALS OF SHAREHOLDERS

If the 1997 annual meeting is held on a date between April 24, 1997, and August 21, 1997, then any proposal by a shareholder for a matter to be presented at that meeting must be received for inclusion in the proxy statement and form of proxy at the Company's executive offices at 3710 One First Union Center, Charlotte, North Carolina 28202-6032 no later than December 19, 1996, in a form consistent with the regulations of the Securities and Exchange Commission governing the inclusion of such proposals in proxy statements and forms of proxy.


                                     GENERAL

The Board of Directors knows of no other matter to be acted upon at the Meeting. However, if any other matter is lawfully brought before the Meeting, the shares covered by such proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy unless a contrary intent is specified by the shareholder.

Your vote is important. If you cannot attend the Meeting, please take time to complete the enclosed proxy card and return it in the envelope provided.

                                   By Order of the Board of Directors,


                                   /s/ Philip S. Payne


                                   Philip S. Payne
                                   Executive Vice President, Treasurer, and
                                   Chief Financial Officer


Date:  April 18, 1996

                          STOCK PRICE PERFORMANCE GRAPH

The following stock price performance graph compares the Company's performance to the S&P 500 and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT") for the last five years. The stock price performance graph assumes an initial investment on December 31, 1990, of $100 in the Company and the two indexes and further assumes the reinvestment of all dividends.

Equity real estate investment trusts are defined as those which derive more than 75 percent of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified real estate investment trusts listed on the New York Stock Exchange, American Stock Exchange and NASDAQ National Market System. Stock price performance is not necessarily indicative of future results.

                                [GRAPHIC OMITTED]

       Data points:
                                   1990         1991         1992         1993         1994         1995
                           ------------------------------------------------------------------------------
       The Company                  100          153          173          211          191          210
       NAREIT                       100          136          155          186          192          221
       S&P 500                      100          131          141          155          157          215



The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.